Exhibit 3.13

150403**150403**150403*BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada Document Number 20170010422-89 Filing Date and Time 01/10/2017 8:00 AM Entity Number E0678482009-7 Certificate of Withdrawal of Certificate of Designation(PURSUANT TO NRS 78.1955(6)) USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations (Pursuant to NRS 78.1955(6)) 1. Name of corporation: Staffing 360 Solutions, Inc.2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock: NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by provisions of the Articles of Incorporation of the Company, as amended, the series of Preferred Stock of the Company known as the "Series E-1 Preferred Stock" consisting of 50,000 shares is hereby withdrawn, and the Company returns all previously designated shares of Series E-1 Preferred Stock to their status as authorized Preferred Stock available for issuance as determined by the Board of Directors out of the total 20,000,000 shares of Preferred Stock of the Company, par value $0.00001 per share; RESOLVED, FURTHER, that the appropriate corporate officers, hereby are authorized and directed to prepare, execute, verify, file and record a certificate with the Secretary of State of Nevada to withdraw the Designation and to make any other filings with the Secretary of State of Nevada as may be required or deemed necessary to withdraw the Designation and to give force and effect to the foregoing resolution.3. No shares of the class or series of stock being withdrawn are outstanding. 4. Signature: (required) Signature of Officer Filing Fee: $175.00 IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. Nevada Secretary of State Withdrawal of Designation This form must be accompanied by appropriate fees. Revised: 1-5-15 Reset